UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015

ALLEGHENY TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.          Results of Operations and Financial Condition.
On October 6, 2015, Allegheny Technologies Incorporated (“ATI” or the “Company”) issued a press release commenting on third quarter 2015 expected financial results.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01.     Other Events.

Effective with the third quarter 2015, the Company changed its method of determining business unit performance as internally reported to its senior management, CEO, and Board of Directors. Segment operating profit is now reported excluding all effects of LIFO inventory accounting and any related changes in net realizable value inventory reserves which offset the Company’s aggregate net debit LIFO valuation balance.
Additionally, segment operating profit is now measured including all retirement benefit expense attributable to the business unit, for both current and former employees. Previously, ATI excluded defined benefit pension expense and all defined benefit and defined contribution postretirement medical and life insurance expense from segment operating profit. This change better aligns comparative operating performance following the 2014 U.S. defined benefit pension freeze for all non-represented employees and the change in 2015 to a company-wide defined contribution retirement plan structure. Under the Company’s previous reporting methodology, defined contribution retirement plan expense remained in segment operating results whereas defined benefit plan costs were excluded. Operating results for business segments, corporate and closed company and other expenses now include all applicable retirement benefit plan costs for pension and other postretirement benefits.
Management considers these changes to be a more useful method of measuring business unit financial performance based on changes to retirement benefit plans and the impact of the Company’s aggregate net debit LIFO position.
The following segment reporting information reflects this new internal management reporting basis of segment operating profit and is filed as part of this Current Report on Form 8-K.

Segment Operating Profit (dollars in millions)
	For the six months		For the three months ended
	ended June 30,		June 30,	March 31,	June 30,
	2015	2014	2015	2015	2014
Sales:
High Performance Materials & Components	$1,053.9	$998.5	$511.1	$542.8	$514.1
Flat Rolled Products	1,094.1	1,107.8	511.4	582.7	604.9
Total sales	$2,148.0	$2,106.3	$1,022.5	$1,125.5	$1,119.0

Operating Profit (Loss):
High Performance Materials & Components	$117.3	$108.7	$44.4	$72.9	$52.7
% of sales	11.1%	10.9%	8.7%	13.4%	10.3%

Flat Rolled Products	(30.0)	(38.8)	(23.2)	(6.8)	(5.6)
% of sales	(2.7)%	(3.5)%	(4.5)%	(1.2)%	(0.9)%

Total operating profit	87.3	69.9	21.2	66.1	47.1
% of sales	4.1%	3.3%	2.1%	5.9%	4.2%

LIFO and net realizable value reserves	0.2	(2.9)	0.2	—	(2.9)
Corporate expenses	(22.9)	(25.9)	(10.1)	(12.8)	(13.0)
Closed company and other expenses	(12.1)	(12.9)	(6.1)	(6.0)	(6.1)
Restructuring costs	—	—	—	—	—
Interest expense, net	(53.5)	(57.6)	(26.8)	(26.7)	(28.5)

Income (loss) from continuing operations before income taxes	$(1.0)	$(29.4)	$(21.6)	$20.6	$(3.4)

	For the year ended December 31,
	2014	2013	2012	2011	2010
Sales:
High Performance Materials & Components	$2,006.8	$1,944.8	$2,314.0	$2,081.0	$1,422.8
Flat Rolled Products	2,216.6	2,098.7	2,352.9	2,731.3	2,343.4
Total sales	$4,223.4	$4,043.5	$4,666.9	$4,812.3	$3,766.2

Operating Profit (Loss):
High Performance Materials & Components	$234.8	$159.6	$315.7	$367.7	$230.2
% of sales	11.7%	8.2%	13.6%	17.7%	16.2%

Flat Rolled Products	(47.0)	(147.8)	19.7	136.0	103.8
% of sales	(2.1)%	(7.0)%	0.8%	5%	4.4%

Total operating profit	187.8	11.8	335.4	503.7	334.0
% of sales	4.4%	0.3%	7.2%	10.5%	8.9%

LIFO and net realizable value reserves	0.3	45.9	75.6	25.9	(54.8)
Corporate expenses	(49.6)	(48.9)	(75.6)	(98.1)	(69.3)
Closed company and other expenses	(28.3)	(30.9)	(31.5)	(17.1)	(23.0)
Restructuring costs	—	(67.5)	—	—	—
Interest expense, net	(108.7)	(65.2)	(71.6)	(92.3)	(62.7)

Income (loss) from continuing operations before income taxes	$1.5	$(154.8)	$232.3	$322.1	$124.2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED
		By:	/s/ Patrick J. DeCourcy
Patrick J. DeCourcy
Senior Vice President, Finance and Chief Financial Officer

Dated:	October 6, 2015